UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2009
BMP SUNSTONE CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-32980	20-0434726

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400,
Plymouth Meeting, Pennsylvania	19462

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code: (610) 940-1675
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On February 20, 2009, BMP Sunstone Corporation (the “Company”) closed its offering of 559,062 units (the “Units”), each consisting of (i) two shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (ii) a warrant (“Warrant”) to purchase one share of Common Stock at an exercise price of $4.00 per share, which exercise price is subject to potential re-pricing as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2009. The Units were offered by the Company at a purchase price of $6.40 per Unit (the “Offering”). Please see the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2009 for further description of the Offering.
     As a result of the Offering, the Company issued 1,118,124 shares of Common Stock and 559,062 Warrants.
     The net proceeds to the Company from the Offering were approximately $3,000,000.
     The Units offered by the Company in the Offering were registered under an existing shelf registration statement on Form S-3 (Registration No. 333-156958) which was declared effective by the Securities and Exchange Commission on February 9, 2009. The prospectus supplement describing the terms of the Offering was filed with the Securities and Exchange Commission on February 17, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMP SUNSTONE CORPORATION

Date: February 20, 2009	By: Name:	/s/ Fred M. Powell Fred M. Powell
	Title:	Chief Financial Officer